Exhibit 10.2

AMENDMENT AND WAIVER TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT AND WAIVER TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of May 10, 2004, is made by and among Global Imaging Systems, Inc., a Delaware corporation (“Global”), ITG Acquisition I Corporation, a Delaware corporation (“Buyer”), Imagine Technology Group, Inc., a Delaware corporation (the “Company”), Imagine Technology Group LLC, a Delaware limited liability company (the “Parent”) and each of the persons whose names appear as “Members” on the signature page hereto (each a “Member” and collectively, the “Members” and together, with Parent, each a “Seller” and collectively, the “Sellers”). Certain capitalized terms not defined herein shall have the meanings given to such terms in that certain Stock Purchase Agreement, dated as of April 5, 2004, among Global, Buyer, the Company, the Parent and the Members (the “Agreement”).

RECITALS

WHEREAS, the Members include the Majority Members; and

WHEREAS, the Parties desire to amend and/or waive certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the Parties agree as follows:

1. Purchase Price (Section 2.2). Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

“In consideration for the Shares and the fulfillment of the obligations set forth herein, Buyer shall pay to the Parent $130,800,000, subject to any adjustment to the Cash Portion of the Purchase Price required to be made pursuant to Section 2.6 or Section 2.8 below (the “Purchase Price”).”

2. Cash Portion (Section 2.3(a)). Section 2.3(a) of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

“Cash Portion. The Estimated Cash Purchase Price (as defined below) will be paid in cash by wire transfer of funds to an account designated by the Parent. For purposes of this Agreement, the “Estimated Cash Portion of the Purchase Price” shall mean an amount equal to $104,440,000 and less $4,000,000 delivered to the Escrow Agent pursuant to Section 2.3(c) below, as adjusted upward or downward in accordance with Section 2.6 below (the “Cash Portion of the Purchase Price”), as represented by Parent (including an estimate of the components of the Cash Portion of the Purchase Price) on a certificate (the “Estimated Cash Portion Certificate”), which shall include the Preliminary Closing Balance Sheet and be prepared in a manner consistent with the Purchase Price Calculation Example as if the Closing had occurred on January 31, 2004 set forth on Exhibit F, delivered to the Parent and accepted by Buyer in its reasonable discretion (which acceptance shall be deemed an acceptance to use such determination for purposes of Closing but shall not be construed as an agreement with the Parent as to the actual Cash Portion of the Purchase Price or any components thereof) on or prior to the Closing Date.”

3. EBITDA Adjustments to the Purchase Price (Section 2.9). Each reference to Section 2.9 in the Agreement is hereby deleted (including references to Section 2.9 in Sections 8.1 and 8.5 of the Agreement) and Section 2.9 of the Agreement is hereby deleted in its entirety.

4. Updates to the Disclosure Schedules (Article III). The Parties agree that the marked language (and only the marked language) set forth in Exhibit K attached hereto and the attachments set forth in Exhibit K attached hereto which are referenced in such marked language shall constitute an update to the Disclosure Schedules pursuant to Article III of the Agreement (the “Disclosure Schedule Updates”) and the Parties further agree that the Disclosure Schedule Updates do not contain any change that would result in a Material Adverse Effect for purposes of the Agreement. Without limiting the foregoing, each of Buyer and Global hereby acknowledges that it understands the issues related to the revenue recognition policies and the unclaimed customer credit policies of MWB Copy Products, Inc. and the administration and termination of the Imagine Technology Group 401(k) Plan (the “Plan”). Buyer and Global hereby agree that the disclosures set forth in the Disclosure Schedule Updates with respect to aforementioned matters and any related issues disclosed to Buyer and Global be deemed an exception to all representations and warranties in Article III of the Agreement.

5. Accounts Payable (Section 3.12(c). Section 3.12(c) of the Agreement is hereby modified by adding the phrase “Except as set forth on Schedule 3.12(c),” at the beginning of the paragraph.

6. Customers (Section 3.32). Section 3.32 of the Agreement is hereby modified as follows:

The phrase “(to be provided at least fifteen days prior to the Closing Date)” in the first sentence of Section 3.32 of the Agreement is hereby deleted in its entirety and replaced with the phrase “(to be provided on or prior to the Closing Date)”.

7. Waiver of Certain Conditions to Buyer’s Obligations to Consummate Closing. Global and Buyer hereby waive the following requirements under Section 7.1 of the Agreement: (a) that all authorizations, consents and approvals have been obtained with respect to (i) those agreements listed with an asterisk on Schedule 3.9 to the Agreement and (ii) the consents, if required, of third parties to Dealer Agreements and lessors of Buildings and (b) that the Company shall have obtained and delivered to Buyer releases of Encumbrances in favor of Conseco Finance Vendor Services Corporation, Newcourt Leasing Corporation, De Lage Landen Financial Services, Inc., Sharp Electronics Credit Company, a Division of Del Lage Landen Financial Services or any of their respective Affiliates. Without limiting the foregoing, Global and Buyer hereby waive any breaches of representations and warranties set forth in Article III of the Purchase Agreement with respect to any Encumbrances in favor of Conseco Finance Vendor Services Corporation, Newcourt Leasing Corporation or any of their respective Affiliates.

8. Imagine Technology Group 401(k) Plan.

(a) Section 8.1(a) of the Purchase Agreement is hereby modified by adding the following sentence:

“Except as otherwise provided in the Purchase Agreement, the Parent and the Sellers, jointly and severally shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Indemnifiable Costs incurred outside the ordinary course of business which any of the Buyer Indemnified Parties sustains, or to which any of the Buyer Indemnified Parties is subjected, arising out of the operation or administration of the Imagine Technology Group 401(k) Plan prior to the date of its termination.”

(b) Notwithstanding the provisions of paragraph 8(a) above, the indemnities provided in paragraph 8(a) above shall expire upon the fourth anniversary of the Closing Date.

(c) As a consequence of the April 30, 2004, termination of the Plan, Global and Buyer hereby covenant that promptly following the Closing they will (or will cause the Company to) use commercially reasonable efforts to (a) obtain a determination letter from the Internal Revenue Service to the effect that the termination of the Plan does not adversely affect the tax-qualified status of the Plan, (b) take all actions necessary to distribute account balances to participants and (c) file all required reports, including the form 5500 series annual reports, that shall be required with respect to the Plan until all assets are distributed. All such actions shall be taken in a manner that minimizes the costs and Indemnifiable Costs, if any, associated therewith or granted, directly or indirectly, thereby.

9. Guaranteed Obligation(s). The definition “Guaranteed Obligation(s)” set forth in Section 1.1 of the Purchase Agreement is hereby modified by adding the following sentence at the end of such definition:

“Notwithstanding the foregoing, “Guaranteed Obligation(s)” shall not include any liabilities or obligations to De Lage Landen Financial Services, Inc. or any of its Affiliates thereof with respect to any indemnification obligations pursuant to or related to any leases financed by any such entity.”

10. Ratification. All other sections, provisions, and clauses in the Agreement not so modified remain in full force and effect as originally written.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GLOBAL:

GLOBAL IMAGING SYSTEMS, INC.

By:	/s/ Todd S. Johnson
Name: Todd S. Johnson Title: Vice President

BUYER:

ITG ACQUISITION I CORPORATION

By:	/s/ Todd S. Johnson
Name: Todd S. Johnson Title: President

THE COMPANY:

IMAGINE TECHNOLOGY GROUP, INC.

By:	/s/ John Leinweber
Name: John Leinweber Title: Chief Executive Officer

THE PARENT:

IMAGINE TECHNOLOGY GROUP LLC

By:	/s/ John Leinweber
Name: John Leinweber Title: President and CEO

[Signature Page to Amendment to Stock Purchase Agreement]

THE MEMBERS:

GOENSE BOUNDS & PARTNERS A, L.P.

By:	GP Management, L.P.
Its:	General Partner

By:	Goense Bounds & Partners, L.L.C.
Its:	General Partner

By:	/s/ John M. Goense
Its:	Managing Director

GOENSE BOUNDS & PARTNERS B, L.P.

By:	GP Management, L.P.
Its:	General Partner

By:	Goense Bounds & Partners, L.L.C.
Its:	General Partner

By:	/s/ John M. Goense
Its:	Managing Director

ALLSTATE INSURANCE COMPANY

By:	/s/ Jerry D. Zinkula
Its:	Jerry D. Zinkula
Authorized Signatory

By:	/s/ Patricia W. Wilson
Its:	Patricia W. Wilson
Authorized Signatory

/s/ John Leinweber
JOHN LEINWEBER

[Signature Page to Amendment to Stock Purchase Agreement]